Exhibit 99.1
Union Street Acquisition Corp. Enters Agreements to Receive Payments and Avoid Break-up Fee
Alexandria, VA, September 15, 2008 – Union Street Acquisition Corp. (AMEX: USQ, USQ.U, USQ.WT) (“Union Street”) announced today that it has entered agreements that could permit Union Street to be paid $750,000 and avoid having any obligation to pay a $200,000 break-up fee to the shareholders of Archway Marketing Services (“Archway”) in the event that the shareholders of Union Street do not approve Union Street’s proposed acquisitions of Archway and RAZOR Business Strategy Consultants, LLC (“RAZOR”).
On February 26, 2008, Union Street entered into definitive agreements to simultaneously acquire, in separate acquisitions, 100% of the equity interests of each of Archway and RAZOR. The completion of those acquisitions is subject to the approval of Union Street’s shareholders at a shareholder meeting that has been scheduled for September 22, 2008.
On June 23, 2008, the Board of Directors of Union Street determined that it was in the best interests of Union Street and its shareholders to explore alternatives in the event that Union Street’s shareholders declined to approve the proposed acquisitions of Archway and RAZOR, provided that the pursuit of those alternatives did not hinder or delay the consummation of the acquisitions of Archway and Razor by Union Street.
On September 14, 2008, a newly formed corporation (“HoldCo”) controlled by Tailwind Capital Partners entered into an Agreement and Plan of Merger whereby HoldCo agreed to acquire 100% of the equity interests of Archway in the event that Union Street’s agreement to acquire Archway is terminated. On that same date, HoldCo agreed to pay Union Street $750,000 as compensation for the efforts of Union Street, including providing HoldCo access to legal and financial diligence work performed on behalf of Union Street in the event that HoldCo completes its acquisition of Archway. Also on that same date, Argenbright, Inc. confirmed its previous agreement to waive the $200,000 break-up fee that would otherwise be payable to it by Union Street in the event that HoldCo completes its acquisition of Archway.
Certain directors and officers of Union Street have financial interests in HoldCo as described in a Current Report on Form 8-K that has been filed with the Securities and Exchange Commission.
About Union Street Acquisition Corp.
Union Street Acquisition Corp. (www.unionstreetcorp.com) is a blank check company organized to acquire one or more operating businesses in the business services industry, specifically in the marketing services, business information services, human capital management, facilities and logistics services, and professional services sectors. The company completed its initial public offering of 12.5 million units on February 9, 2007, generating gross proceeds of approximately $100 million. Each unit was comprised of one share of USQ common stock and one warrant exercisable at $6.00 per share. As of June 30, 2008, Union Street held approximately $100.7 million in a trust account maintained by an independent trustee, which will be released to Union Street upon the consummation of the business combination. On February 27, 2008, Union Street announced that had entered into definitive agreements to acquire privately held RAZOR and Archway, more information is contained in the Form 8-K filed with the SEC on February 27, 2008 and Schedule 14A filed with the SEC on August 12, 2008.
Company Contact:
A. Clayton Perfall
Chief Executive Officer
Union Street Acquisition Corp.
703.682.0731
Investor Relations Contact:
Devlin Lander
Integrated Corporate Relations
415.292.6855
Forward-Looking Statements
This press release, and other statements that Union Street may make, including statements about the benefits of the transactions with Archway and RAZOR, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Union Street’s, Archway’s and RAZOR’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.
Union Street cautions that forward-looking statements are based largely on expectations and projections about future events and future trends, and are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Union Street assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.
In addition to factors previously disclosed in Union Street’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Union Street’s filings with the SEC, including its report on Form 10-K for the period ended December 31, 2007. The information set forth herein should be read in light of such risks. Union Street assumes no obligation to update the information contained in this press release.
Union Street’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.
Additional Information
Union Street has filed with the SEC a proxy statement on Schedule 14A in connection with the proposed transactions. STOCKHOLDERS OF UNION STREET AND OTHER INTERESTED PERSONS ARE ADVISED TO READ UNION STREET’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE SUCH PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.
Stockholders are able to obtain a copy of the definitive proxy statement, without charge at the SEC’s website http://www.sec.gov or by directing a request to Union Street Acquisition Corp. 102 South Union Street, Alexandria, VA 22314.
Such persons can also read Union Street’s final prospectus, dated February 5, 2007, for a description of the security holdings of the Union Street officers and directors and of Banc of America Securities LLC and Morgan Joseph, the underwriters of Union Street’s initial public offering consummated on February 9, 2007, and their respective interests in the successful consummation of the business combination.
Union Street and its officers and directors may be deemed to have participated in the solicitation of proxies from Union Street’s stockholders in favor of the approval of the acquisitions. Information concerning Union Street’s directors and executive officers is set forth in the publicly filed documents of Union Street. Stockholders may obtain more detailed information regarding the direct and indirect interests of Union Street and its directors and executive officers in the acquisitions by reading the preliminary and definitive proxy statements regarding the acquisitions, which is filed with the SEC.